DEPOSIT ACCOUNT AGREEMENT


            DEPOSIT ACCOUNT AGREEMENT (this "Agreement") dated as of June 1999 among BANK OF AMERICA, having an office at [ ] (the "Deposit Bank"), RIVIERA HOLDING S CORPORATION, a Nevada corporation, having an office c/o Riviera Hotel & Casino, 2901 Las Vegas Blvd. So., Las Vegas, Nevada 89109 ("Riviera"), and FIRST AMERICAN TITLE INSURANCE COMPANY, having an office at 602 Park Point Drive, Suite #270, Golden, Colorado 80401 (together with its successors and assigns, "First American").

                               W I T N E S E T H:

            WHEREAS,   Riviera  Black  Hawk,  Inc.  ("Riviera  Black  Hawk")  is
constructing a casino and hotel in Black Hawk, Colorado and in connection therewith has obtained from First American a mortgagee's title insurance policy (the "Title Policy") insuring the construction mortgage against mechanics' lien claims; and

            WHEREAS, pursuant to an "Indemnity Agreement I (Construction-Mechanics' Liens)" executed by Riviera, Riviera Black Hawk and First American, Riviera and Riviera Black Hawk agree to indemnify First American against claims made against First American under the Title Policy on account of such mechanics' lien claims ("Claims"); and

            WHEREAS,   First  American  requires  additional  security  for  the
Indemnity Agreement in the form of a deposit account (the "Deposit Account") to be held at the Deposit Bank; and

            WHEREAS, First American and Riviera desire to retain the Deposit Bank to provide the services described herein.

            NOW THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:



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Section 1.  Duties of the Deposit Bank and First American.

            a. Riviera has deposited the sum of $5,000,000.00 into the Deposit Account which is entitled "Deposit Account for First American Title Company as Indemnitee of Riviera Holdings, Corporation." The Deposit Bank shall hold amounts deposited in the Deposit Account in trust for First American and shall not commingle such amounts with any other amounts held on behalf of First American or any other person.

            b. If a Claim is made, First American after providing notice to, and a right to cure by, Riviera and Riviera Black Hawk pursuant to the provisions of the Indemnification Agreement, may, if such claim is not cured within the time period specified in the Indemnification Agreement, withdraw from the Deposit Account such funds as First American reasonably determines are required to satisfy such Claim by directing the Deposit Bank to disburse such amounts from the Deposit Account pursuant to disbursement instructions substantially in the form of Schedule 2 attached hereto ("Disbursement Instructions").

            c. Riviera may direct Deposit Bank to invest amounts held in the Deposit Account in Permitted Investments (as defined below). All earnings on Permitted Investments shall be for the benefit of Riviera and credited to the Deposit Account. Riviera may withdraw funds from the Deposit Account, provided the balance thereof does not fall below $5,000,000.00. Any actual losses sustained on a liquidation of a Permitted Investment (which cause the balance in the Deposit Account to fall below $5,000,000.00) shall promptly be deposited by Riviera into the Deposit Account.

            d. A "Permitted Investment" means obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America or such other obligations as are acceptable as Permitted Investments to First American.

Section 2.  Fees.

            Riviera hereby agrees to pay the fees and expenses of the Deposit Bank and any successor thereto, for performing the herein-described services.

Section 3.  Termination.

            The Deposit Bank may resign from its obligations under this Agreement at any time after thirty (30) days' prior written notice to the other parties hereto, but in no event shall the Deposit Bank be released of its obligations hereunder unless and until a substitute bank has been designated and assumed the obligations hereunder. Riviera shall designate a substitute Deposit Bank promptly after receipt of notice of resignation by the Deposit Bank and shall take all reasonable actions necessary to cause such designated successors promptly to assume the obligations of the Deposit Bank hereunder. First American may terminate this Agreement at any time after thirty (30) days' prior written notice to the other parties hereto. This Agreement shall be terminated upon the Deposit Bank's receipt of notice from both Riviera and First American that the "Final CDA Disbursement", as such term is defined in a certain Cash Collateral and Disbursement Agreement dated June 3, 1999, has been made.


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Section 4.  Set-off

            The Deposit Bank waives any right to offset any claim against Riviera which it might have against any account maintained hereunder.

Section 5.  Indemnification.

            The Deposit Bank shall not be liable for any claims, suits, actions, costs, damages, liabilities or expenses or for any interruption of services, or incidental, consequential, special or punitive damages ("Liabilities") in connection with the subject matter of this Agreement other than Liabilities caused by the negligence or willful misconduct of the Deposit Bank, and Riviera hereby agrees to indemnify and hold harmless the Deposit Bank and its Affiliates and the directors, officers, employees and agents of any of them, and the respective successors and assigns of the Deposit Bank from and against any and all Liabilities arising from or in connection with any acts or omissions taken by the Deposit Bank or any Affiliate or any director, officer, employee or agent of any of them in connection with this Agreement, other than those Liabilities caused by the negligence or willful misconduct of the Deposit Bank.

Section 6.  Successors and Assigns, Assignments.


            This Agreement shall bind and inure to the benefit of and be enforceable by the Deposit Bank, Riviera and First American and their respective successors and assigns.

Section 7.  Amendment.

            This Agreement may be amended from time to time in writing by all parties hereto.

Section 8.  Notices.

            Notices  to  the  Deposit   Bank  should  be  sent  to  the  address
first-above  written or by telecopy to [( ) ___-___],  Attention:  ____________;
notices to Riviera should be sent to the address first-above written or by telecopy to ( ) ___-____, Attention: ___________; and notices to First American should be sent to the address first-above written or by telecopy to (___)___-____, Attention: ___________; or, in each case, to such other address as shall be designated in writing by the respective party to the other parties hereto. Unless otherwise expressly provided herein, all such notices, to be effective, shall be in writing (including by facsimile), and shall be deemed to have been duly given or made (a) when delivered by hand or by nationally recognized overnight carrier, (b) upon receipt after being deposited in the mail, certified mail and postage prepaid or (c) in the case of facsimile notice, when sent and electronically confirmed, addressed as set forth above.


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Section 9.  Governing Law.

            THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK).

Section 10. Certain Matters Affecting the Deposit Bank.

            a. The Deposit Bank may rely and shall be protected in acting or refraining from acting upon any notice (including but not limited to electronically confirmed facsimiles of such notice) believed by it to be genuine and to have been signed or presented by the proper party or parties; and

            b. The duties and obligations of the Deposit Bank shall be determined solely by the express provisions of this Agreement. The Deposit Bank shall not be liable except for the performance of such party's duties and obligations as are specifically set forth in this Agreement, and except as set forth in Section 6 hereof, no implied covenants or obligations shall be read into this Agreement against the Deposit Bank.

Section 11. Interpleader.

            If at any time the Deposit Bank, in good faith, is in doubt as to the action it should take under this Agreement, the Deposit Bank shall have the right to commence an interpleader action in the United States District Court for the Southern District of New York and to take no further action except in accordance with joint instructions from First American and Riviera or in accordance with the final order of the court in such action.

            IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT in several counterparts (each of which shall be deemed an original) as from the date first above written.

                                 BANK OF AMERICA

                                 By:  _________________________________
                                      Name:
                                      Title:

                                 RIVIERA HOLDINGS CORPORATION


                                 By:  _________________________________
                                      Name:
                                      Title:


                                 FIRST AMERICAN TITLE COMPANY


                                 By:  _________________________________
                                      Name:
                                      Title:




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                                   SCHEDULE 1

                            Bank Account Information

                                   SCHEDULE 2

                            Disbursement Instructions


                           [FIRST AMERICAN LETTERHEAD]


                                                              , 1999



Bank of America



Gentlemen:

            Reference is made to the Deposit Account Agreement (the "Deposit Account Agreement") dated as of ________ __, 1999, among Bank of America (the "Deposit Bank"), Riviera Holdings Corporation (the "Riviera") and the undersigned. Capitalized terms not defined herein have the meanings set forth for such terms in the Deposit Account Agreement.

            As of the day of 5 1999, we hereby authorize and direct the Deposit Bank to withdraw $ from the Deposit Account and wire such funds to the undersigned's account at:

                [Describe First American's Account]

                 -----------------------------

                 -----------------------------

                Account of:

                Account #:

            Such funds are being withdrawn pursuant to the terms of the Deposit Account Agreement.

                                      Very truly yours,

                                      First American Title Insurance Company


                                      By:  ____________________________
                                           Name:
                                           Title: